                                   Exhibit 11

                          BONE CARE INTERNATIONAL, INC.
                Statement Regarding Computation of Loss Per Share

                                                      Three Months Ended
                                              September 30,        September 30,
                                                  2002                2001
                                             --------------      --------------
Net loss                                     $   (1,631,138)     $   (2,136,199)
                                             ==============      ==============
Weighted average number of common shares         14,156,772          13,987,575
                                             ==============      ==============
Net loss per common share - basic            $        (0.12)     $        (0.15)
                                             ==============      ==============
Net loss per common share - diluted          $        (0.12)     $        (0.15)
                                             ==============      ==============




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